EXHIBIT 99.1

KORE Announces Appointment of Bruce Gordon as Executive Vice President and Chief Operating Officer

ATLANTA (July 8, 2024) – KORE Group Holdings, Inc. (NYSE:KORE) (“KORE,” the “Company,” “we” or “our), a global leader in Internet of Things (“IoT”) Solutions and pioneering IoT hyperscaler, announced that Bruce Gordon has joined as Executive Vice President and Chief Operating Officer (COO), effective July 2, 2024.

Gordon brings over three decades of technology sector experience, having held multiple significant leadership roles. Most recently, he served as Chief Executive Officer and Executive Chairman of GeoDigital, a provider of 3D services and geospatial intelligence software. Previously, at ABB Ventyx (formerly Mincom), Gordon served as Senior Vice President, Business Solutions. Prior to this Gordon held roles of Chief Technology Officer at Infor, a leading enterprise software company, overseeing technology strategy through a significant period of growth which included the acquisition and integration of 27 companies, and Chief Operating Officer at Descartes where he was responsible for a significant business transformation.

“I am thrilled to join KORE and lead our operational strategies during this exciting period of expected growth. With a focus on innovation and customer-centered solutions, I look forward to working with the talented team at KORE to drive operational excellence and deliver unparalleled value to our customers,” said Gordon.

In his new role as Executive Vice President and COO of KORE, Gordon will focus on enhancing operational efficiencies, fostering innovation and driving sustainable growth. His leadership will help optimize KORE’s internal processes, leverage human talent and maximize market opportunities to solidify the Company’s position as a leader in IoT.

“We are delighted to welcome Bruce to the KORE executive team,” said Ron Totton, Interim President and CEO of KORE. “Bruce’s extensive experience and proven track record in transforming organizations and driving growth will be invaluable as we continue to innovate and expand our offerings to meet the evolving needs of our customers.”

In connection with his employment, the Company made a grant to Gordon of an aggregate of 100,000 restricted stock units (“RSUs”), where each RSU represents the right to receive one share of the Company’s common stock upon the terms and conditions of the related RSU award agreements (the “Award Agreements”). The grant of RSUs was offered as a material inducement to Gordon’s hiring.

The RSUs were granted by the Compensation Committee of KORE’s Board of Directors, in reliance on the employment inducement exemption under the NYSE’s Listed Company Manual Rule 303A.08, which requires public announcement of inducement awards. The Company is issuing this press release pursuant to Rule 303A.08. The RSUs were granted outside the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “Plan”) but will be governed by the terms of the Plan as if they were issued under the Plan.

Subject to the terms and conditions of the Award Agreements, 10,000 RSUs shall vest in the first anniversary of the grant date, 27,500 RSUs shall vest on the second anniversary of the grant date, 27,500 RSUs shall vest on the third anniversary of the grant date, and 35,000 RSUs shall vest on the fourth anniversary of the grant date, subject to Gordon’s continuous employment or service to the Company through the applicable vesting date.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit korewireless.com.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future operational efficiencies, market opportunity, products and services offered, financial performance and other statements and projections that do not relate solely to historical facts. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “goal,” “plan,” “will,” “would,” “prospects,” “future,” or "strategy” or the negative thereof or other variations thereof or similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding future events, which in turn are based on information currently available to the Company. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results, performance, liquidity or achievements to differ materially include our ability to transition to a new interim President and CEO, our ability to successfully identify and engage a permanent President and CEO and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

KORE Media Contact
Carla Deisenroth
VP, Global Marketing & Strategy
cdeisenroth@korewireless.com
+1-248-982-2759

KORE Investor Contact:
Vik Vijayvergiya
Vice President, IR, Corporate Development and Strategy
vvijayvergiya@korewireless.com
+1-770-280-0324